EXHIBIT 32

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Annual Report on Form 10-K of Deckers Outdoor Corporation (the "Company") for the year ended March 31, 2016 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

/s/ ANGEL R. MARTINEZ
Angel R. Martinez
Chief Executive Officer
Deckers Outdoor Corporation
(Principal Executive Officer)

/s/ THOMAS A. GEORGE
Thomas A. George
Chief Financial Officer
Deckers Outdoor Corporation
(Principal Financial and Accounting Officer)

Date: May 31, 2016

This certification is being furnished solely to accompany the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference. A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request.